UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNITED STATES ANTIMONY CORPORATION
(Name of Registrant as Specified in Its Charter)

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UNITED STATES ANTIMONY CORPORATION P.O. Box 643, Thompson Falls, Montana 59873 December 11, 2020

Dear Shareholder:

You are cordially invited to attend the 2019 annual meeting of shareholders of United States Antimony Corporation on the 31st day, December, 2020, at 10:00 a.m., mountain time.  The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting https://www.issuerdirect.com/virtual-event/uamy.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting.

During the meeting, we will also report on our operations.  Directors and officers of United States Antimony Corporation will be present to respond to appropriate questions from shareholders.

It is important that your shares are represented, whether or not you attend the annual meeting and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to promptly vote.  You may vote your shares by completing and mailing the enclosed proxy card.  If you attend the meeting, you may vote in person even if you have previously submitted your proxy. The accompanying proxy information provides instructions for submitting your vote online.

We look forward to seeing you at the meeting.

Sincerely,

John Gustavsen
Interim Chief Executive Officer

UNITED STATES ANTIMONY CORPORATION
___________________________

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
___________________________________

To the Shareholders of United States Antimony Corporation:

The 2019 Annual Meeting of Shareholders of United States Antimony Corporation (“USAC” or the “Company”) will be on December 31, 2020 at 10:00 a.m., mountain time. The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting https://www.issuerdirect.com/virtual-event/uamy.

We are holding the Annual Meeting for the following purposes: which are more fully described in the proxy statement accompanying this Notice:

1.
To elect each of the five directors named in the Proxy Statement for a term of one year.

2.
To ratify the appointment of DeCoria, Maichel & Teague P.S. as USAC’s independent registered public accounting firm for the fiscal years ending December 31, 2019 and 2020.

3.
Adoption of the Second Amended and Restated Articles of Incorporation of the Company;

4.
To transact any other business that properly comes before the meeting.

Only shareholders of record at the close of business on November 27, 2020, or the Record Date, will be entitled to notice of, and to vote at, the annual meeting. A list of shareholders as of the Record Date, will be available at the annual meeting for inspection by any shareholder. Shareholders will need to register at the annual meeting to attend the annual meeting. If your shares of common stock or preferred stock are not registered in your name, you will need to bring proof of your ownership of those shares to the annual meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares of common or preferred stock to provide you with a valid proxy card to permit you to vote at the annual meeting. Please bring that documentation with you to the annual meeting.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience. Promptly voting your shares by signing, dating, and returning the enclosed proxy card will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Retention of the proxy is not necessary for admission to or identification at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting to be held on December 31, 2020. The proxy statement and 2019 Annual Report on Form 10-K are available at http://www.usantimony.com.

By Order of the Board of Directors

John Gustavsen
Interim Chief Executive Officer

December 11, 2020

PROXY STATEMENT
OF
UNITED STATES ANTIMONY CORPORATION

47 Cox Gulch, P.O. Box 643
Thompson Falls, Montana 59873
(406) 827-3523
___________________________

2019 ANNUAL MEETING OF SHAREHOLDERS
December 31, 2020
___________________________

The Board of Directors of United States Antimony Corporation (“USAC” or the “Company”) is using this Proxy Statement to solicit proxies from our shareholders for use at the 2019 annual meeting of shareholders.
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INFORMATION ABOUT THE 2019 ANNUAL MEETING
___________________________

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:       December 31, 2020

Time:      10:00 a.m., mountain time

Place:      https://www.issuerdirect.com/virtual-event/uamy

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals (“Proposals”):

Proposal 1.
To elect five named directors each to serve for a one-year term.
Proposal 2.
To ratify the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for 2019 and 2020.
Proposal 3:
To adopt the Second Amended and Restated Articles of Incorporation of the Company;
Proposal 4:
To transact any other business that properly comes before the meeting

We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

Proxy Materials

We are first mailing this Proxy Statement and its accompanying materials and the form of proxy to our shareholders on or about December 11, 2020. The following documents are included with this Proxy Statement:
1. Notice of Special Meeting of Shareholders;
2. A Proxy Designation attached hereto (the “Proxy”);
3. A copy of the Second Amended and Restated Articles of Incorporation attached hereto (the “Restated Articles”); and
4. A copy of the 2019 Annual Report.

Who is Entitled to Vote?

We have fixed the close of business on November 27, 2020 as the Record Date for shareholders entitled to notice of, and to vote at, our annual meeting. Only holders of record of USAC’s common stock and preferred stock on that date are entitled to notice of, and to vote at, the annual meeting. You are entitled to one vote for each share of USAC common stock and each share of Series C preferred stock you own. Each holder of shares of Series D preferred stock is entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such holders aggregate number of shares of Series D Preferred Stock are convertible immediately after the close of business on the Record Date.

On the Record Date, the following shares were outstanding and entitled to vote at the annual meeting: (1) 75,740.259 shares of common stock, (2) 177,904 shares of Series C preferred stock, and (3) 1,751,005 shares of Series D preferred stock. There are no issued or outstanding shares of the Company’s Series A preferred stock and the Company’s Series B preferred stock does not have voting rights.

The Common Stock and Preferred Stock are sometimes collectively referred to in this Proxy Statement as the “Capital Stock.”

How Do I Vote at the Annual Meeting?

You have several voting options. You may vote by:

●
Completing your proxy card over the internet at the following website: http://www.iproxydirect.com/UAMY;

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Faxing your proxy card to Issuer Direct at 202-521-3464, Attention: Proxy Services;

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Emailing your proxy card to Issuer Direct at proxy@issuerdirect.com;

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Downloading or requesting a proxy card (as detailed below), signing your proxy and mailing it to the attention of Alicia Hill, Secretary, at P.O. Box 643, Thompson Falls, Montana 59873;

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Signing and faxing your proxy card to our Secretary for proxy voting to 406-827-3543; or

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Attending the annual meeting and voting in person.

Proxies are solicited to provide all shareholders of record on the Record Date with an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of USAC common stock and/or preferred stock are held in your name. If you are a beneficial owner of USAC common stock or preferred stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of USAC common stock and preferred stock can only be voted if the shareholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Shares of USAC common stock and preferred stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of our four named director nominees and "FOR" ratification of the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for 2019 and 2020 and “FOR” the adoption of the Second Amended and Restated Articles of Incorporation. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse, and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.”

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership. If you want to vote your shares of common stock or preferred stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of USAC common stock and preferred stock entitled to vote at the annual meeting as of the Record Date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 60 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of a plurality of outstanding shares entitled to vote which are present in person or by proxy at the annual meeting. Pursuant to our Bylaws and Montana law, shareholders are permitted to cumulate their votes for the election of directors. Under cumulative voting, each holder of voting stock has a number of votes that is equal to the number of shares of voting stock he or she owns multiplied by the number of directors to be elected. The holder may cast all of those votes for one nominee or distribute them among all or less than all of the nominees as the shareholder sees fit. Since four directors are to be elected at the meeting, the total votes which may be cast in the election of directors is calculated as follows:

Number of shares of voting stock owned by you x 4 (number of directors to be elected) = total votes. Shareholders may allocate their votes among the four nominees described below. Votes may be cast for or withheld from each nominee.

Vote Required to Approve Proposal 2: Ratification of the Selection of the Independent Auditor

Ratification of the selection of DeCoria, Maichel & Teague P.S. as our independent auditor for the fiscal years ending December 31, 2019 and December 31, 2020 requires the affirmative vote of a majority of the outstanding shares entitled to vote which are present in person or by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal.

With respect to the adoption and approval of the Restated Articles, pursuant to Montana Law and the Company’s Restated Articles of Incorporation (the “Current Articles”) the following approval is required:

●
approval of the holders of a majority of the Common Stock and Preferred Stock voting together as a single class on an as-converted basis; and

●
approval of the holders of a majority of the shares of Series C Preferred Stock, voting as a separate class.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●
submitting a new proxy with a later date;

●
notifying the Secretary of USAC in writing before the annual meeting that you have revoked your proxy; or

●
attending the virtual annual meeting and voting electronically

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

How can I obtain a copy of the 2019 Annual Report on Form 10-K?

The Company’s 2019 Annual Report on Form 10-K, including financial statements, is available on the internet with this Proxy Statement at http://www.usantimony.com. The Form is also available through the SEC’s website at http://www.sec.gov.

At the written request of any shareholder who owns shares on the Record Date, the Company will provide to such shareholder, without charge, a paper copy of the Company’s 2019 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

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PROPOSAL 1 – ELECTION OF DIRECTORS
___________________________

What is the current composition of the Board?

Our Board of Directors has fixed the number of directors at six. The Board of Directors consisted of six members until John C. Lawrence passed away in June 2020, the vacancy created by Mr. Lawrence’s passing has not been filled. Accordingly, our Board of Directors currently consists of five members, with one vacancy. The Board of Directors has not nominated a nominee to fill the current vacancy, and only four nominees are standing for election at the Annual meeting.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next annual meeting.

Who is standing for election this year?

The Board of Directors has nominated the following four current Board Members for election at the 2019 annual meeting, to hold office until the 2020 annual meeting:

●
Hartmut W. Baitis

●
Russell C. Lawrence

●
Craig W. Thomas

●
 Jeffrey D. Wright

●
Blaise Aguirre, MD

What if a nominee is unable or unwilling to serve?

All of our nominees currently serve as USAC directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

How are nominees elected?

Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of a plurality of outstanding shares entitled to vote which are present in person or by proxy at the annual meeting. Pursuant to our Bylaws and Montana law, shareholders are permitted to cumulate their votes for the election of directors.

Board Recommendation

The Board recommends a vote FOR each of the four named nominees.

  ___________________________

INFORMATION ON THE BOARD OF DIRECTORS
___________________________

The following table sets forth certain information with respect to our directors who are named in this Proxy Statement. The term for each director expires at our next annual meeting or until his or her successor is appointed and qualified. The ages of the directors are shown as of December 31, 2019.

Name	Age	Affiliation	Expiration of Term

Hartmut W. Baitis	70	Director	2020 annual meeting

Russell C. Lawrence	51	Director	2020 annual meeting

Jeffrey D. Wright	50	Director	December 31, 2020

Craig W. Thomas	45	Director	2020 annual meeting

Blaise Aguirre, MD	56	Director	2020 annual meeting

Set forth below is the present principal occupation and other business experience during the last five years of each of the four nominees for election.

Hartmut W. Baitis. Mr. Baitis, who joined the Board in 2011, has more than 35 years of experience as an exploration geologist in the U.S., Canada, Central America and Mexico. He is experienced in numerous geologic environments and terrains, and has been involved in all phases of exploration, ranging from field geologist, consultant, management and acquisition team director. He has a B.S. and a Ph.D. in Geology from the University of Oregon.

Russell C. Lawrence.  Mr. Lawrence, who joined the Board in 2007, has experience in applied physics, mining, refining, excavation, electricity, electronics, and building contracting.  He graduated from the University of Idaho with a degree in physics in 1994 and worked for the Physics Department at the University of Idaho for a period of 10 years. He has also worked as a building contractor and for USAC at the smelter and laboratory at Thompson Falls, for USAMSA in the construction and operation of the USAMSA smelter in Mexico, and for Antimonio de Mexico, S. A. de C. V. at the San Miguel Mine and the Cadereyta mill site in Mexico.

Jeffrey D. Wright. Mr Wright, who joined the Board in 2015, graduated from North Carolina State University with a BA degree and the University of Southern California Marshall School of Business with an MBA. Mr. Wright was a naval officer from 1991 through 1996 serving aboard the aircraft carrier USS Carl Vinson and the Destroyer USDS John Young. Mr. Wright successively more responsible positions in the securities and finance industry. From 2011 through 2013 he was the managing director metals and mining research for Global Hunter Securities, and he held the same position for H.C. Wainwright from 2013 through 2015.

Craig W. Thomas. Mr. Thomas, who joined the Board in May 2016, is a professional investor with more than 20 years of investing experience, including as a Director of Research at S.A.C. Capital Advisors, a portfolio manager at CR Intrinsic Investors and S.A.C. Capital Advisors, and an analyst at Goff Moore Strategic Partners and Rainwater, Inc.  He is currently the co-founder of Shareholder Advocates for Value Enhancement (S.A.V.E.), which he founded in 2009, and manages various other investment partnerships. Prior to becoming a professional investor, Mr. Thomas was a consultant at The Boston Consulting Group. Mr. Thomas is a former director of Laureate Education, Inc. and Full House Resorts, Inc. Mr. Thomas earned an A.B. from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University. He is currently the co-founder of Shareholder Advocates for Value Enhancement and the managing member of various investment partnerships.  Mr. Thomas is currently a director of Full House Resorts, Inc. Mr. Thomas earned an A.B. from Stanford University and an M.B.A. from the Graduate School of Business at Stanford University.

Blaise Aguirre, MD. Dr. Aguirre, who joined the Board in August 2019, is an Assistant Professor of Psychiatry at Harvard Medical School, and is the founding Medical Director of 3East at McLean Hospital in Belmont, Massachusetts. In 2011, he was elected to the Board of Directors at Investors Capital Holdings, Ltd, and remained on the Board until it was sold to RCS Capital Corporation. In addition, Dr. Aguirre sits on the boards of various privately held companies. He has developed and maintained relationships with institutional money managers, venture capitalists, angel investors and has developed expertise as a small cap stock analyst as a broker with series 7 and 63 securities licenses. He received his Medical Doctor’s degree in 1989 from the University of Witwatersrand, Johannesburg, South Africa, and performed his residency at Boston University School of Medicine from 1991 to 1994.

Family Relationships

None.

Other Directorships

Other than Mr. Thomas, who is a director of Full House Resorts, Inc., no other director of the Company is a director of an issuer with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, or which otherwise is required to file periodic reports under the Exchange Act.

Legal Proceedings

The Company is not aware of any material legal proceedings to which any director, officer or affiliate of the Company, or any owner of record or beneficially of more than five percent of common stock of the Company, or any associate of any director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company is not aware of any of its directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.
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CORPORATE GOVERNANCE
___________________________

Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees. The current Board is composed of five directors, with one vacancy.

Director Independence

We have five directors as of the Record Date, including four independent directors as follows:

●
Hartmut W. Baitis

●
Jeffrey D. Wright

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Craig W. Thomas

●
Blaise Aguirre, MD

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under Section 803A of the NYSE American Company Guide.

Meetings of the Board and Board Member Attendance at Annual Meeting

During the year ended December 31, 2019, the Board of Directors held four (4) regular meetings. Each incumbent director, attended all of the meetings of the Board in 2019 and meetings of committees on which such person served during this period.

Board members are not required to attend the annual meeting of shareholders.

Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Alicia Hill, Corporate Secretary, at United States Antimony Corporation, P.O. Box 643, Thompson Falls, Montana 59873. Our Secretary will forward communications directly to the appropriate Board member(s). If the correspondence is not addressed to a particular member, the communication will be forwarded to at least one Board member in order to bring the matter to the attention of the full Board. Our Secretary will review all communications before forwarding them to the appropriate Board member(s).

Committees and Committee Charters

The Board of Directors has the following standing committees: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The Audit Committee was established in December 2011, and the Compensation and Corporate Governance and Nominating Committees were established in 2012.

Executive Committee

In 2019, the Executive Committee consisted of two members, John C. Lawrence and Gary D. Babbitt. During 2019, the Executive Committee met one (1) time. Mr. Babbitt resigned from the Board in March 2019 due to health reasons, and John C. Lawrence passed away on June 16, 2020. The Executive Committee currently consists of Hartmut W. Baitis.

Audit Committee and Audit Committee Financial Experts

We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the requirements of the NYSE American. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. During 2019, our Audit Committee was composed of the following four (4) directors each of whom, in the opinion of the Board, was independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A of the NYSE American Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE American Company Guide): Gary D. Babbitt (Chairman), Whitney H. Ferer, Jeffrey D. Wright and Craig W. Thomas. Mr. Thomas satisfies the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE American Company Guide. Each of Mr. Babbitt and Mr. Ferer resigned from the Board in March 2019 due to health reasons, and the Audit Committee currently consists of Jeffrey D. Wright (Chairman), Craig W. Thomas and Blaise Aguirre.

Our Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosures contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended December 31, 2019, the Audit Committee met four (4) times. A copy of the Audit Committee charter is available on our website at www.usantimony.com.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board. During 2019, the Committee had four (4) members, each of whom was “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE American. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing (1) the integrity of our financial reporting and internal control, (2) the independence and performance of our independent auditors, and (3) providing an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the 2019 financial statements, the Committee reviewed the 2019 audited financial statements, which appear in the 2019 Annual Report on Form 10-K, with management and our independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114—the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2019. The Committee and the Board have also recommended the selection of DeCoria, Maichel and Teague P.S. as independent auditors for the Company for the fiscal years ending December 31, 2019 and 2020.

Submitted by the 2019 Audit Committee Members

●
Jeffrey D Wright (Chairman)
●
Craig W. Thomas
●
Blaise Aguirre

Compensation Committee

During 2019, we had a Compensation Committee composed of the following four (4) directors, each of whom, in the opinion of our Board of Directors, was independent (under Section 803A of the NYSE MKT Company Guide): Gary D. Babbitt (Chairman), Hartmut W. Baitis, Whitney H. Ferer and Jeffrey D. Wright. Messrs. Babbitt and Ferer each resigned from the Board in March 2019, and the Compensation Committee currently consists of Craig W. Thomas (Chairman), Hartmut W. Baitis and Jeffrey D. Wright.

We have a Compensation Committee charter that complies with the requirements of the NYSE American. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, our Compensation Committee does consult with our Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options, if any. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Due to budgetary constraints, neither the Company nor the Compensation Committee has engaged the services of an external compensation consultant.

During the fiscal year ended December 31, 2019, the Compensation Committee met two (2) times. A copy of the Compensation Committee charter is available on our website at www.usantimony.com.

Corporate Governance and Nominating Committee

During 2019, we had a Corporate Governance and Nominating Committee composed of the following three (3) directors, each of whom, in the opinion of our Board of Directors, was independent (under Section 803A of the NYSE American Company Guide): Gary D. Babbitt (Chairman), Hartmut W. Baitis and Whitney H. Ferer. Messrs. Babbitt and Ferer each resigned from the Board in March 2019 due to health reasons, and the Corporate Governance and Nominating Committee currently consists of Jeffrey D. Wright (Chairman), Hartmut W. Baitis and Craig W. Thomas. The charter of the Corporate Governance and Nominating Committee charter complies with the requirements of the NYSE American.

Our Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director positions and recommends to the Board nominees for election at the next annual meeting or any special meeting of shareholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has adopted a Director Nominating Process and Policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time. A copy of the Director Nominating Process and Policy is available on our website at www.usantimony.com.

We do not have a formal policy regarding diversity in the selection of nominees for directors. The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy. In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, personal and professional skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

The Committee will consider recommendations for director nominees made by shareholders and others if these individuals meet the criteria set forth in the Director Nominating Process and Policy. For consideration by the Committee, the nominating shareholder or other person must provide the Corporate Secretary’s Office with information about the nominee, including a detailed background of the suggested candidate that will demonstrate how the individual meets our director nomination criteria. If a candidate proposed by a shareholder meets the criteria, the individual will be considered on the same basis as other candidates. No shareholder or shareholders holding 5% or more of our outstanding stock, either individually or in aggregate, has recommended a nominee for election to the Board.

All of the five nominees included on the proxy card accompanying this proxy statement were nominated by the Corporate Governance and Nominating Committee and were recommended by our current Board.

During the fiscal year ended December 31, 2019, the Corporate Governance and Nominating Committee met one (1) time. A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.usantimony.com.

Board Leadership Structure

The Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our shareholder base, our peer group and other relevant factors. Considering these factors we determined not to have a separate Chief Executive Officer and Chairman of the Board. Our former Chief Executive Officer filled both roles. We determined that this structure is currently the most appropriate Board leadership structure for us. The Board noted the following factors in reaching its determination:

●
The Board acts efficiently and effectively under its current structure.

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A structure of a combined Chief Executive Officer and Chairman of the Board is in the best position to be aware of major issues facing us on a day-to-day and long-term basis, and is in the best position to identify key risks and developments facing us to be brought to the Board’s attention.

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This structure eliminates the potential for confusion and duplication of efforts, including among employees.

●
 Companies within our peer group utilize similar Board structures.

We do not have a lead independent director. Given the size of the Board, the Board believes that the presence of four independent directors, with independent directors sitting on the Board’s committees, is sufficient independent oversight even if we combine the roles of Chairman and Chief Executive Officer. The independent directors work well together in the current structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

We currently have an Interim Chief Executive Officer who is not a director, and we do not currently have a Chairman of the Board. However, if we appoint a permanent Chief Executive Officer, our Board may choose to elect the Chief Executive Officer as a director and combine the Chairman and Chief Executive Officer roles.

The Board of Director’s Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. During 2019, the Audit Committee consisted of Mr. Babbitt (Chairman), and Messrs. Ferer, Wright and Thomas, each of whom was an independent director. In March 2019, each of Messrs. Babbitt and Ferer resigned due to health reasons, and the Audit Committee currently consists of Craig W. Thomas (Chairman), Jeffrey D. Wright and Blaise Aguirre.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as our financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

Additionally, our Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board. The Compensation Committee reviews the risks related to our various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board facilitates proper risk oversight by the entire Board.

Based on a review of the nature of operations, we do not believe that any areas of the Company are incentivized to take excessive risks that would likely have a material adverse effect on our operations.

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DIRECTORS’ COMPENSATION
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Following is a summary of fees, cash payments, stock awards, and other reimbursements to Directors during the year ended December 31, 2019:

Directors Compensation

Name and Principal Position	Fees Earned or paid in Cash	Stock Awards	Total Fees, Awards, and Other Compensation
John C. Lawrence, Former Chairman and Director		$25,000	$25,000
Gary D. Babbitt, Former Director	$18,000	$25,000	$43,000
Russell Lawrence, Former Director		$25,000	$25,000
Hartmut Baitis, Director		$25,000	$25,000
Whitney Ferer, Former Director		$25,000	$25,000
Jeffrey Wright, Director		$25,000	$25,000
Craig Thomas, Director		$25,000	$18,750
Totals	$18,000	$175,000	$193,000

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EXECUTIVE COMPENSATION
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Summary Compensation Table

The following summary compensation table sets forth information concerning the annual compensation for services to the Company for the years ended December 31, 2019, 2018 and 2017 paid by the Company to its executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Total
John C. Lawrence,	2019	$141,000	N/A	$25,000	$166,000
Former President and Chief Executive Officer	2018	$141,000	N/A	$25,000	$166,000
	2017	$141,000	N/A	$25,000	$166,000

John C. Gustavsen,	2019	$100,000	N/A		$100,000
Executive Vice President	2018	$100,000	N/A		$100,000
	2017	$100,000	N/A		$100,000

Russell C. Lawrence, Executive	2019	$110,000	N/A	$25,000	$135,000
Director Latin America	2018	$110,000	N/A	$25,000	$135,000
	2017	$110,000	N/A	$25,000	$135,000

1	These figures represent the fair values, as of the date of issuance, of the annual director's fee payable to John C. Lawrence and Russell C. Lawrence in the form of shares of USAC's common stock.

Compensation for all executive officers, except for the President/CEO position, is recommended to the Compensation Committee of the Board of Directors by the President/CEO. The Compensation Committee makes the recommendation for the compensation of the President/CEO. The Compensation Committee has identified a peer group of mining companies to aid in reviewing the President’s compensation recommendations for executives, and for reviewing the compensation of the President/CEO. The full Board approves the compensation amounts recommended by the Compensation Committee. Currently, compensation for executive management includes only base salary and health insurance. The Company does not have annual performance-based salary increases, long-term performance-based cash incentives, deferred compensation, retirement benefits, or disability benefits.

Two executive officers, the President/CEO and the Executive Director of Latin America, receive restricted stock awards for their services as Board members.

Equity Compensation Awards

The following table sets forth information concerning the outstanding equity awards at December 31, 2019, held by our principal executive officer. There were not any other outstanding equity awards or plan based awards to officers or directors as of December 31, 2019.
Name	Number of Securities Underlying Unexercised Options		Outstanding Equity Awards at Fiscal Year End Number of Securities Underlying Unexercised Unearned Options	Average Exercise Price	Option Exercise Dates
	Exercisable	Unexercisable
	#	#

John C. Lawrence	250,000	0	0	$0.25	None
(Former Chairman of the Board Of
Directors and Chief Executive
Officer)

Compensation Committee Discussion and Analysis

This discussion and analysis provides you with an understanding of our executive compensation philosophy, plans and practices, and gives you the context for understanding and evaluating the more specific compensation information contained in the tables and related disclosures set forth above.

United States Antimony Corporation (“USAC” or the “Company”) mines and processes zeolite, antimony and precious metals. A wholly owned subsidiary, Bear River Zeolite, operates a zeolite mine and plant near Preston, Idaho. Wholly-owned subsidiaries in Mexico operate the Los Juarez antimony mine in the state of Queretaro, Mexico, a mill in Guanajuato, Mexico, an antimony smelter in Coahuila, Mexico, and mines in Guadalupe, Soyatal and Wadley. The Company’s headquarters, primary smelter and refinery are located in Thompson Falls, Montana.

In analyzing executive compensation, the committee recognized the hardship and risk which the CEO, John Lawrence, and the Executive Vice Presidents, John Gustavsen and Russell Lawrence, have faced and continue to endure in working in Mexico. Employment at the management level has been static from 2013 through 2019, both in the Company and in all of its subsidiaries.

Oversight of the Executive Compensation Program

Role of the Compensation Committee.

The Compensation Committee (“Committee”) reviews and oversees the Company’s compensation programs. The Committee recommends the compensation levels for management level officers. The Compensation Committee also makes recommendations to the Board concerning salary guidelines and reviews compensation matters concerning all other executive officer and director compensation, including salaries, bonuses, stock-based awards and grants, and the terms and conditions of employment contracts.

The Compensation Committee meets annually to consider recommendations to the Board. Typically, the CEO of the Company makes recommendations to the Committee concerning individual salary levels and other compensation for the executives based on his knowledge of the work requirements and their effort and success. The CEO does not make any recommendation concerning his own salary or compensation. The Compensation Committee balances the Company’s compensation levels with the present operational goals and objectives of the Company.

The Compensation Committee is currently comprised of Craig W. Thomas (Chairman), Hartmut W. Baitis and Jeffrey D. Wright. The Compensation Committee did not engage a compensation consultant in either the preparation or review of this report. The Board of Directors fixes director compensation based on the Committee’s recommendations.

Role of Executive Officers

The Chief Executive Officer makes recommendations to the Committee concerning executive officers’ total compensation.

At this time, the Company does not have a qualified or non-qualified stock plan.

The Committee reviews the executive officer recommendations for compensation and exercises its discretion in amending, accepting or modifying the recommendations for compensation.

Executive Compensation Principles

The following principles assist and guide the Committee in fulfilling its responsibilities as set forth in the Compensation Committee Charter and administration of the continuing executive compensation program:

●
Compensation should be transparent so that both the Company shareholders and executives understand the executive compensation program.

●
Compensation programs should correspond with the Company’s financial interest as well as the interests of shareholders.

●
Compensation should be flexible and rational in cyclical or volatile commodity markets.

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Compensation should account for the inherent risks in certain geographical environments.

●
Compensation should be responsive to retaining qualified, high caliber executives and management.

Executive Management receives only a base salary and health insurance. The Company does not have annual performance-based salary plans, or long-term performance-based cash incentives, deferred compensation, retirement benefits or disability benefits. Russell Lawrence, and the Executive Director of Latin America, are Board members and receive compensation in the form of restricted Company common stock for serving on the Board.

The Committee made no changes in Executive Management base salaries in 2020, and salaries have remained static from the 2016 levels, except for a decrease in the salary for the CFO. The remainder of executive salaries remain unchanged since 2016. The Committee intends to review salaries again in 2021.

The Board of Directors rescinded the historical annual permitted grant of 26,000 shares of restricted common stock to the directors as of May 13, 2012. The directors’ new compensation was limited in the future not to exceed a value of $25,000 unless circumstances otherwise permit a different award. The Company does not have percentile projections, incentives or goals of compensation for any executive officers or directors of the Company. The Board of Directors intends to review Committee recommendations regarding any changes in compensation for the 2021 calendar year.

Market Assessments

The Committee reviews market compensation levels for the Board of Directors and Executive compensation. At the present time the continuing development of the Mexican program requires that changes in base salary of the executives and compensation of directors will be carefully determined and on a case-by-case basis annually.

Personal Benefits for Executives

The Company does not have:

● Change in control agreements

● Supplemental compensation policies

● Employment contracts

● Separation or Severance Agreements

● Any other type of compensation arrangements

Board of Director Compensation Guidance

The following compensation guidance will continue until changed by the Board of Directors:

In August of 2012 the Board of Directors changed the maximum award of stock to the Directors to be not more than $25,000 per director in value unless circumstances otherwise permitted a different amount. All stock awards for John Lawrence and Russell Lawrence are included in this compensation report as part of executive salary to follow industry custom and to make the comparisons with the peer group more consistent, even though the stock was not delivered at that time.

Compensation of Independent Directors

The following table sets forth information concerning the compensation of the Company Directors for the fiscal year ended December 31, 2019. The table lists all compensation received by the independent directors. The stock received by executives who were also directors, John Lawrence and Russell Lawrence, was counted under executive compensation.

Director Compensation for 2019
	Fees Earned or Paid	Stock Awards(2)	All other Compensation	Total ($)
Gary Babbitt (1)	$18,000	$25,000	0	$43,000

Hartmut W. Baitis	0	$25,000	0	$25,000

Jeffrey D. Wright	0	$25,000	0	$25,000

Whitney H. Ferer	0	$25,000	0	$25,000

Craig W. Thomas	0	$25,000	0	$25,000

1.
During 2019, Gary Babbitt served as Chairman of the Audit, Compensation, and Corporate Governance and Nomination Committees. He also served in 2019 on the Executive Committee and was a board member and Secretary of USAMSA, the Company’s wholly owned Mexican subsidiary. Mr. Babbitt resigned from the Board in March 2019 due to health reasons. During 2019, Hartmut W. Baitis was a member of the Audit, Compensation, and Corporate Governance and Nomination Committees. During 2019, Whitney H. Ferer was a member of the Audit, Compensation, and Corporate Governance and Nomination Committees. During 2019, Jeffrey Wright was a member of the Audit and Compensation Committees. During 2018, Craig Thomas was a member of the Audit Committee.

The directors will receive $25,000 or equivalent value in restricted Company common stock for 2019 and succeeding years until changed or circumstances otherwise permit a different award.

Committee Recommendations for the Company Officers in 2020

The Company does not have an executive director compensation program. The Company has a measured compensation approach consistent with its growth. Accordingly, compensation will be reviewed annually.

The Officers’ compensation rates for 2019 were as follows:

John C. Lawrence, CEO - $141,000

John C. Gustavsen, Exec. VP - $100,000

Russell Lawrence, Exec Dir Latin America - $110,000

Matt Keane, VP Marketing - $60,000

Dan Parks, CFO - $55,000

Alicia Hill - Treasurer and Controller - $50,000

The Committee recommended that the Executive Pay for 2019 continue in 2020 for John Gustavsen, Executive VP and Interim Chief Executive Officer, and Russell Lawrence, Executive Director. The Committee recommended that Dan Parks, CFO, remain CFO for a period of not less than two years from the date of the Annual Meeting for his present compensation plus the issuance of 200,000 common shares of USAC bearing a restrictive legend until the Compensation Committee confers with management in 2021 for any changes or circumstances that may require a change. The Committee recommends that the Chairmanship fees for the Audit, Compensation and Governance/Nomination Committees be accepted as set forth in this report and that the Director’s stock fees shall remain without change in 2019 and 2020 in the amount of $25,000 in USAC common stock, restricted under Rule 144, for 2019 and 2020 or as circumstances otherwise permit.

Compensation Committee Report

We, as members of the Compensation Committee of the Board of Directors, have reviewed the foregoing Compensation Discussion and Analysis. Based upon our independent review and discussions with management, we recommend that the Board of Directors accept this report and that the Compensation Discussion and Analysis of 2019 be included in the 2020 Proxy Statement for filing with the U.S. Securities and Exchange Commission.

2019 COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Craig W. Thomas, Chairman
Jeffrey D. Wright
Blaise Aguirre
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OTHER GOVERNANCE MATTERS
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Code of Business and Ethical Conduct

We have adopted a corporate Code of Business and Ethical Conduct which was administered by our President/CEO, John C. Lawrence until he passed away in June 2020. We believe our Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

●
Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●
Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

●
Compliance with applicable governmental laws, rules and regulations;

●
The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

●
Accountability for adherence to the code.

Our Code of Business and Ethical Conduct is available on our web site at www.usantimony.com. A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to us at our executive offices: United States Antimony Corporation, P.O. Box 643, Thompson Falls, Montana 59873. We intend to disclose any waiver from a provision of our code of ethics that applies to any of the following officers: our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of our code of ethics on our website. No waivers were granted from the requirements of our Code of Business and Ethical Conduct during the year ended December 31, 2019, or during the subsequent period from January 1, 2020 through the date of this proxy statement.

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  ___________________________

Described below are transactions during the last two years to which we are a party and in which any director, executive officer or beneficial owner of five percent (5%) or more of any class of our voting securities or relatives of our directors, executive officers or five percent (5%) beneficial owners has a direct or indirect material interest.

In March 2016, the Company issued the Board members 550,000 shares of the Company’s common stock at $0.25 per share for services performed in 2015 with a value of $137,500.

In December of 2016, the Company issued Daniel Parks, the Company’s Chief Financial Officer, 200,000 shares of the Company’s common stock valued at $54,000 to retain his services for a two year period. As part of the agreement, Mr. Parks’ hours worked and normal compensation was reduced.

During 2016, the Company awarded, but did not issue, common stock with a value at December 31, 2016, of $168,750 to its Board of Directors as compensation for their services as directors. In connection with the issuances, the Company recorded $168,750 in director compensation expense. In March of 2017, at a price of $0.40 per share, the directors were issued 421,875 shares for 2016.

On December 31, 2017, the Company awarded shares of unregistered common stock to be paid to its directors for services during 2017, having a fair value of $175,000, based on the stock price at the date declared. The stock has not been issued as of April 2, 2018.

The Company’s former President and Chairman, John Lawrence, rented equipment to the Company and charged the Company for lodging and meals provided to consultants, customers and other parties by an entity that Mr. Lawrence owned. The amount due to Mr. Lawrence as of December 31, 2018 and 2017 was $93,567 and $22,668, respectively. Expenses paid to Mr. Lawrence for the years ended December 31, 2018 and 2017 were $9,634 and $13,603, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  ___________________________

The following table sets forth information regarding beneficial ownership of our common stock as of November 27, 2020, by (i) each person who is known by us to beneficially own more than 5% of our Series B, C, and D preferred stock or common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise stated, each person's address is c/o United States Antimony Corporation, P.O. Box 643, 47 Cox Gulch, Thompson Falls, Montana 59873.
Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of all Voting Stock
Common Stock	Reed Family Limited Partnership 328 Adams Street Milton, MA 02186	4,018,335	5.89%	5.80%
Common Stock	The Dugan Family c/o A.W. Dugan 1415 Louisana Street, Suite 3100 Houston, TX 77002	6,362,927(3)	9.33%	9.19%
Series B Preferred	Excel Mineral Company P.O. Box 3800 Santa Barbara, CA 93130	750,000(5)	100.00%	N/A
Series C Preferred	Richard A. Woods 59 Penn Circle West Penn Plaza Apts. Pittsburgh, PA 15206	48,305(4)	27.10%	*
Series C Preferred	Dr. Warren A. Evans 69 Ponfret Landing Road Brooklyn, CT 06234	32,203(4)	18.10%	*
Series C Preferred	Edward Robinson 1007 Spruce Street, 1st floor Philadelphia, PA 19107	32,203(4)	18.10%	*
Series C Preferred	All Series C Preferred Shareholders as a Group	177,904(4)	100.00%	*
	John C. Lawrence	4,498,181(2)	62.07%	6.52%
	Russell Lawrence	353,179	4.92%	*
	Hart Baitis	339,254	4.72%	*
	Gary Babbitt	377,060	5.25%	*
Common Stock	Whitney Ferer	268,074	3.75%	*
	Jeffrey Wright	235,804	3.30%	*
	Mathew Keane	10,300	0.14%	*
	Daniel Parks	464,500	6.45%	*
	Craig Thomas	555,367	9.40%	*
Common Stock	All Directors and Executive Officers as a Group	7,052,719	100.00%	10.45%
	John C. Lawrence	1,590,672(4)	90.80%	2.33%
Series D Preferred	Leo Jackson	102,000	5.80%	*
	Gary Babbitt	58,333	3.40%	*
Series D Preferred	All Series D Preferred Shareholders as a Group	1,751,005(4)	100.00%	2.52%
	All Directors and Executive Officers as a Group	7,052,719(2)	78.38%	9.16%
Common Stock and Preferred Stock w/ voting rights		-	-	-
	All preferred Shareholders that are officers or directors	1,751,005(4)	21.62%	2.52%
Common and Preferred Voting Stock	All Directors and Executive Officers as a Group	8,803,254	100.00%	12.86%

(1)
Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 2019, are deemed outstanding for computing the percentage of the person holding options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 67,427,171 shares of common stock, 750,000 shares of Series B Preferred Stock, 177,904 shares of Series C Preferred Stock, and 1,751,005 shares of Series D Preferred Stock outstanding on April 1, 2019. Total voting stock of 70,356,080 shares is a total of all the common stock issued, and all of the Series C and Series D Preferred Stock outstanding at April 1, 2019.

(2)
Includes 4,031,107 shares of common stock and 250,000 stock purchase warrants.

(3)
Includes shares owned by the estate of Al W. Dugan and shares owned by companies owned and controlled by the estate of Al W. Dugan. Excludes 183,333 shares owned by Lydia Dugan as to which the estate of Mr. Dugan disclaims beneficial ownership.

(4)
The outstanding Series C and Series D preferred shares carry voting rights equal to the same number of shares of common stock.

(5)
The outstanding Series B preferred shares carry voting rights only if the Company is in default in the payment of declared dividends. The Board of Directors has not declared any dividends as due and payable for the Series B preferred stock.

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PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
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What am I voting on?

The Board of Directors and the Audit Committee have selected DeCoria, Maichel & Teague P.S. as our independent auditor for the years ending December 31, 2019 and 2020 and that selection is being submitted to shareholders for ratification. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of DeCoria, Maichel & Teague P.S. to our shareholder for ratification as a matter of good corporate practice. If the selection is not ratified, the Board will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Board in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of USAC and our shareholders. DeCoria, Maichel & Teague P.S. served as our independent auditor for the year ended December 31, 2019.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of DeCoria, Maichel & Teague P.S. as our independent auditor for 2019 and 2020

Accountant Fees and Services

The following table sets forth the aggregate fees billed to the Company by DeCoria, Maichel & Teague P.S. for professional services rendered for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees	$135,830	$116,716
Tax Fees	$4,498	$12,465
Other Fees	--	--
Totals	$135,328	$117,981

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

Audit-Related Fees

There were no other fees billed by DeCoria, Maichel & Teague P.S. during the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and not reported under "Audit Fees" above.

The Audit Committee of the Board of Directors determined that all of the services performed by DeCoria, Maichel & Teague P.S. in fiscal year 2019 were not incompatible with DeCoria, Maichel & Teague P.S. maintaining its independence.

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PROPOSAL 3 – ADOPTION OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
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What am I voting on?

Shareholders of the Company are asked to approve and vote FOR the adoption of the Restated Articles to, among other things, increase the authorized shares of the Company’s Common Stock. The following description is qualified in its entirety by reference to the text of the Restated Articles, which are attached hereto.

As of the date of this Proxy Statement, the total authorized Capital Stock of the Company includes a total of (i) 90,000,000 shares of Common Stock, of which 75,949,757 and 69,661,436 are issued and outstanding, respectively and (ii) 10,000,000 shares of Preferred Stock, of which: (a) 4,500 shares are designated as Series A Preferred Stock, of which 0 shares are issued and outstanding (b) 750,000 shares are designated as Series B Preferred Stock, of which 750,000 shares are issued and outstanding, (c) 177,904 shares are designed as Series C Preferred Stock, of which 177,904 are issued and outstanding, and (d) 2,500,00 shares are designed as Series D Preferred Stock, of which 1,751,005 are issued and outstanding.

On October 8, 2020, the Board of Directors unanimously voted to increase the number of authorized shares of Common Stock from 90,000,000 to 150,000,000 (the “Proposed Common Stock Increase”). The Board of Directors believes that it is in the best interest of the Company to consider the issuance of Company securities in order to fund its existing obligations and to continue to operate its business, and the Proposed Common Stock Increase will provide the Company with the flexibility to issue additional shares of Common Stock if the Board of Directors determines it is in the best interests of the Company to do so.

If approved by the shareholders, we intend to file the Restated Articles with the Secretary of State of the State of Montana promptly following the Meeting.
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SHAREHOLDER PROPOSALS
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Proposals of shareholders intended to be presented at our annual meeting to be held in 2021 must be received by us no later than November 1, 2021 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

John Gustavsen,
Interim Chief Executive Officer

Thompson Falls, Montana
December 11, 2020

SECOND RESTATED ARTICLES OF INCORPORATION
OF
UNITED STATES ANTIMONY CORPORATION

Pursuant to the applicable sections of the Montana Business Corporation Act, the undersigned amends and restates in their entirety the Restated Articles of Incorporation of United States Antimony Corporation initially filed on January 14, 1970, and as thereafter amended on March 28, 1984, January 13, 1986, November 3, 2000, December 19, 2003, September 24, 2008 and December 27, 2011:

FIRST:                 The name of the Corporation is:

UNITED STATES ANTIMONY CORPORATION (the “Corporation”)

SECOND:            The period of its duration is perpetual.

THIRD:               The purposes for which the Corporation is organized are to acquire, own, operate, manage and dispose of interests in property, both real and personal, including but not limited to mineral interests, within the United States and abroad, and to engage in all other business not forbidden by law.

FOURTH:

1.           Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares and each of such shares shall have a par value of $.01.

2.           Preferred Stock. The Corporation shall have the authority to issue ten million (10,000,000) shares of preferred stock of $.01 par value per share. Such shares may, at the discretion of the board of directors of the Corporation (the “Board”), be divided into and issued in series. Such shares shall be non-assessable, without pre-emptive rights or subject to call payments other than the subscription price, and such shares may be issued for cash, services or property. The Board is expressly vested with the authority to determine and establish variations between the different series of preferred shares with respect to: the rate of dividend; the price, terms and conditions on which such shares may be redeemed; the amount payable upon shares in the event of involuntary liquidation; sinking fund provisions for the redemption or repurchase of such shares; the terms and conditions upon which shares may be converted into authorized but unissued shares of Common Stock or into preferred shares of a different series and whether or not each class of such shares shall have any voting rights. In establishing each series of preferred shares, the Board shall comply with the requirements of the Montana Business Corporation Act.

2A.           Pursuant to the authority conferred by this Article Fourth, the Corporation is authorized to issue 4,500 shares of its Series A Preferred Stock, which shall have the following designations, powers, preferences and relative rights:

2A.1         Redemption. The Series A Preferred Stock is nonconvertible and is redeemable on sixty (60) days’ notice beginning three years after the date of issuance at a redemption price equal to $10.00 per share plus accumulated dividends.

2A.2          Dividends. Each share of Series A Preferred Stock is entitled to receive, in preference to the holders of Common Stock, cumulative dividends at the annual rate of $1.00 per share payable semi-annually in arrears when and if declared by the Board.

2A.3           Liquidation. In the event of any liquidation or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive $10.00 per share plus accumulated dividends in preference to the holders of Common Stock.

2A.4           Vote. Each share of Series A Preferred Stock is entitled to one vote.

2B.           Pursuant to the authority conferred by this Article Fourth, the Corporation shall have the authority to issue 750,000 shares of its Series B Preferred Stock, which shall have the following designations, powers, preferences and relative rights:

2B.1           Dividends and Distribution of Assets. The Series B Preferred Stock, in preference to the Common Stock but subject to the preference of the holders of the Series A Preferred Stock, is entitled to receive out of the net profits of the Corporation, when and if declared by the Board, cumulative dividends at the annual rate of $.01 per share, payable on the 31st day of December.

In the event of the liquidation of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, subject to the preference of the holders of the Series A Preferred Stock, $1.00 per share plus all accumulated dividends before any amounts shall be distributed among the holders of the Common Stock.

2B.2          Voting Rights. Except as may otherwise be required by the provisions of the Montana Business Corporation Act, no holder of any shares of the Series B Preferred Stock shall, as such, be entitled to notice of or to vote at any meeting of stockholders of the Corporation; provided, however, that if and when dividends payable on any of the Series B Preferred Stock shall be in default, and thereafter until all dividends on any of the Series B Preferred Stock in default shall have been paid, the holders of the then outstanding shares of Series B Preferred Stock, voting as a class, shall be entitled to vote until all default in the payment of such dividends shall have been completely cured.

2B.3         Anti-Dilution Provision. The Corporation will not dilute the assets of the Corporation by issuing any additional Series B Preferred Stock or any stock senior to these shares during the time this stock is outstanding. Upon reacquisition by the Corporation, shares of Series B Preferred Stock may not be reissued.

2B.4         Conversion Privilege. At any time before December 31, 1995, the Series B Preferred Stock may be converted, at the option of the holder, into shares of fully paid and nonassessable Common Stock with one (1) share of Common Stock being issued for one (1) share of Series B Preferred Stock. Shares of Series B Preferred Stock shall be deemed to be converted at the close of business on the date of the surrender to the Corporation of the properly endorsed certificate or certificates representing the shares. The rights of the holders of the Series B Preferred Stock surrendered shall cease at that time and the person or persons in whose name or names the certificate or certificates for the Common Stock are to be issued shall be treated for all purposes as having become record owners of the Common Stock of the Corporation at that time. However, if certificates are surrendered on a day on which the stock transfer books of the Corporation are closed, the surrender shall be deemed to have occurred on the next succeeding day on which the stock transfer books are open.

2B.5          Reservation of Common. The Corporation shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Series B Preferred Stock the number of shares of Common Stock issuable upon conversion of all outstanding Series B Preferred Stock.

2C.           Pursuant to the authority conferred by this Article Fourth, the Corporation shall have the right to issue 177,904 shares of its Series C Preferred Stock, which shall have the following designations, powers, preferences and relative rights:

2C.1         Optional Conversion. A holder of Series C Preferred Stock shall have the right to convert the Series C Preferred Stock, at the option of the holder, at any time within 18 months following issuance, into shares of Common Stock at the ratio of 1:1, subject to adjustment as provided below. Following conversion, shares of Series C Preferred Stock may not be reissued. ·

2C.2          Voting Rights. The holders of Series C Preferred Stock shall have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock.

2C.3         Liquidation Preference. In the event of any liquidation or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive in preference to the holders of Common Stock an amount per share equal to $0.55, subject to the preferences of the holders of the Corporation’s outstanding Series A and Series B Preferred Stock.

2C.4          Registration Rights. Twenty percent (20%) of the underlying Common Stock issuable upon conversion of the Series C Preferred Stock shall be entitled to ‘‘piggyback” registration rights when, and if, the Corporation files a registration statement for its securities or the securities of any other stockholder.

2C.5          Redemption. The Series C Preferred Stock is not redeemable by the Corporation.

2C.6          Antidilution Provisions. The conversion price of the Series C Preferred Stock shall be subject to adjustments to prevent dilution in the event that the Corporation issues additional Common Stock at a purchase price less than the applicable conversion price (other than shares issued to employees, consultants and directors pursuant to plans and arrangements approved by the Board and securities issued to lending or leasing institutions approved by the Board). In such event, the conversion price shall be adjusted according to a weighted-average formula, provided that a holder of Series C Preferred Stock purchases his pro rata share of the securities being sold in the dilutive financing. The initial conversion price for the Series C Preferred Stock shall be $0.55.

2C.7        Protective Provisions. The consent of a majority in interest of the holders of Series C Preferred Stock shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Series C Preferred Stock materially and adversely; or (ii) creates any new class of shares having preference over or being on a parity with the Series C Preferred Stock.

2C.8         Reservation of Common. The Corporation shall at all times reserve and keep available solely for the purpose of issuing upon conversion of Series C Preferred Stock the number of shares of Common Stock issuable upon conversion of all outstanding Series C Preferred Stock.

2D.          Pursuant to the authority conferred by this Article Fourth, the Corporation shall have the right to issue 2,500,000 shares of its Series D Preferred Stock, which shall have the following designations, powers, preferences and relative rights:

2D.1           Optional Conversion. A holder of Series D Preferred Stock shall have the right, subject, however, to availability of authorized but unissued and unrestricted shares of Common Stock, to convert the shares of Series D Preferred Stock, at the option of the holder and without payment of additional consideration, at any time following issuance, into such number of fully paid and nonassessable shares of Common Stock as determined by dividing $0.20 by the Conversion Price in effect at the time of the conversion. Initially, the price at which shares of Common Stock shall be deliverable upon conversion of the Series D Preferred Stock (the “Conversion Price”) shall be $0.20 per share of Common Stock. The Conversion Price Shall be adjusted from time to time as provided in Article 2D.7. Following conversion, shares of Series D Preferred Stock may not be reissued.

2D.2            Voting Rights. Except as otherwise provided herein or as required by law, the Series D Preferred Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series D Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series D Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

2D.3             Liquidation Preference.

(a)           In the event of (i) any merger, sale, liquidation, or winding up of the Corporation, or (ii) any sale of all or substantially all of the assets of the Corporation (including subsidiaries, joint ventures, or partnerships), or (iii) any other corporate change as defined in Article 2D.3(c) below, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation in preference to the holders of Common Stock but after payment and satisfaction of the liquidation preferences of the holders of the Corporation’s outstanding Series A, Series B and Series C Preferred Stock, an amount per share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) equal to the greater of $2.50 or the equivalent market value of the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible.

(b)           After the payment of the full liquidation preference of the Series D Preferred Stock, as set forth in Article 2D.3(a) above, the holders of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation in preference to the holders of Common Stock but after payment and satisfaction of the dividend preferences of the holders of the Corporation’s outstanding Series A, Series B and Series C Preferred Stock, all declared and unpaid dividends on such shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) for each share of Series D Preferred Stock held by them.

(c)           The following events shall be considered a liquidation, dissolution, or winding up of the Corporation under this Article 2D.3:

(i)           any consolidation or merger of the Corporation with or into any other corporation, entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger, or reorganization own less than fifty percent (50%) of the Corporation’s voting power immediately after such consolidation, merger, or reorganization; or

(ii)           any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred; or

(iii)           a sale in a single transaction or a series of related transactions after which, more than fifty percent (50%) of the outstanding equity securities of the Corporation are held by one or more third parties who were not shareholders of the Corporation immediately prior to the commencement of such transaction or series of transactions; or

(iv)           a sale, lease, transfer, or other disposition of all or substantially all of the assets of the Corporation; or

(v)           a series of sales or related transactions after which all or substantially all of the assets of the Corporation are sold.

2D.4                      Registration Rights.

(a)           One hundred percent (100%) of the underlying Common Stock issued to a holder of Series D Preferred Stock upon conversion of the holder’s Series D Preferred Stock prior to the effective date of registration of Corporation’s Common Stock shall be entitled participate in any registration or underwriting of the Common Stock of the Corporation or any other stockholder (the “Piggyback Right”), unless another provision of these Articles or applicable law restricts, reduces or prohibits including the holder’s Common Stock in the registration.

(b)           If the registration involves an underwriter, then (i) the Corporation has the right to select the underwriter, (ii) all holders who participate in the registration shall enter into an underwriting agreement, (iii) the underwriter has the right to limit the number of shares of Common Stock to be sold or distributed (the “Cutback Right”), with the limitation first applying to holders of Common Stock in proportion to the holder’s Common Stock participating in the registration, and then applying to the Corporation’s Common Stock, (iv) the holder reserves the right to withdraw from any registration, and (v) the holder shall enter into a standstill agreement and comply with any request of the Corporation or underwriter to not directly or indirectly sell, offer to sell, contract to sell, grant options to purchase, or otherwise transfer the holder’s Common Stock or other securities in the Corporation for a period not to exceed 180 days.

(c)           All expenses (excluding underwriters’ discounts and commissions) incurred in connection with any registration shall be paid by the Corporation. The Corporation shall register the Common Stock in compliance with federal securities laws and use its best efforts to register the Common Stock in compliance with any state securities laws, and shall provide holders with copies of all registration documents, amendments and supplements.

2D.5                      Dividends. The holders of the outstanding Series D Preferred Stock shall be paid annually in arrears out of funds legally available therefore a dividend of $.0235 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) per annum, pro-rated from the date of issuance, whether or not declared by the Board, in preference to any dividend payable to the holders of Common Stock, but after payment and satisfaction of the dividend preferences of the Corporation’s outstanding Series A, Series B and Series C Preferred Stock. The dividends on the outstanding Series D Preferred Stock are cumulative if not paid, and shall not accrue interest.

2D.6                    Redemption. The Series D Preferred Stock are not redeemable by the Corporation unless the Corporation and an individual holder of Series D Preferred Stock mutually consent to the redemption.

2D.7                      Antidilution Provisions.

(a)           The Conversion Price set forth in Article 2D.1 shall be adjusted if (i) the Corporation issues or is deemed to issue Additional Shares of Common Stock at a price less than $0.20 per share of Common Stock and (ii) the holder of the Series D Preferred Stock participates to the full extent of the holder’s pro rata share in the financing in which there is an issuance of Additional Shares of Common Stock. The phrase “Additional Shares of Common Stock” means all shares of Common Stock issued or deemed to be issued by the Corporation after December 31, 2002, including but not limited to (i) shares of Common Stock issuable, upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock, to subscribe for, purchase or otherwise acquire shares of Common Stock, (ii) shares of Common Stock issuable upon the conversion or exchange of the Corporation’s indebtedness, securities or otherwise, (iii) shares of Common Stock issued pursuant to a stock dividend, subdivision, reclassification or otherwise, (iv) shares of securities other than Common Stock issuable to holders of shares of Common Stock, and (v) shares of securities other than Common Stock issuable as a result of any reclassification, exchange or substitution of the shares of Common Stock. The phrase “Additional Shares of Common Stock” does not mean shares of Common Stock issued or deemed to be issued (i) to employees, consultants and directors pursuant to plans and arrangements approved by the Board before or after December 31, 2002; (ii) to lending or leasing institutions pursuant to agreements approved by the Board after December 31, 2002, and (iii) upon the exercise of warrants outstanding on December 31, 2002.

(b)           If the Corporation shall issue Additional Shares of Common Stock without consideration or for consideration of less than $0.20 per share of Common Stock, then the Conversion Price in effect immediately prior to the issuance shall be proportionately reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Article 2D.7(a) other than the Additional Shares of Common Stock for which the adjustment is being made) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Article 2D.7(a) other than the Additional Shares of Common Stock for which the adjustment is being made) plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis.

(c)           If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to the combination or consolidation shall be proportionately increased.

(d)           Failure of a holder of Series D Preferred Stock to participate to the full extent of the holder’s pro rata share in a financing in which there is an issuance of Additional Shares of Common Stock constitutes a waiver of the right to adjust the Conversion Price pursuant to this Article 2D.7 with respect to any specific share or shares of Series D Preferred Stock, either prospectively or retroactively and either generally or in a particular instance. The waiver pursuant to this Article 2D.7(d) shall bind all future holders of the specific shares of Series D Preferred Stock for which the right to adjust the Conversion Price has been waived. As a result of this waiver, different shares of Series D Preferred Stock may have different Conversion Prices, and the Corporation shall record on the stock ledger the Conversion Price for each share of Series D Preferred Stock. If different shares of Series D Preferred Stock have more than one Conversion Price as a result of the waiver of the adjustment of the Conversion Price under this Article 2D.7, the Conversion Price for triggering any future adjustment of the Conversion Price of shares of Series D Preferred Stock for which the Conversion Price adjustment was not waived shall be the lowest Conversion Price in effect for the Series D Preferred Stock.

2D.8                      Protective Provisions. The consent of a majority in interest of the holders of Series D Preferred Stock shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Series D Preferred Stock materially and adversely; or (ii) creates any new class of shares having preference over or being on a parity with the Series D Preferred Stock.

2D.9                    Reservation of Common. The Corporation shall not be obligated to reserve, or to use its best efforts to obtain shareholder approval of an amendment to its Articles of Incorporation to authorize, additional Common Stock sufficient to enable the Corporation to issue the number of shares of Common Stock otherwise issuable upon conversion of all outstanding Series D Preferred Stock.

FIFTH:                      Provisions for the regulation of the internal affairs of the Corporation are:

(a) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares, but purchases of its own shares, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned surplus available therefor and to the extent of unreserved and unrestricted .capital surplus available therefor.

(b) The Corporation may issue bonds, debentures or other obligations convertible-into shares of any class, in the amounts and on such terms and conditions as may be provided by resolutions of the Board.

(c) Dividends of the Corporation may be declared and paid in cash out of the depletion reserves of the Corporation, but each such dividend shall be identified as a distribution of such reserves, and the amount per share paid for such reserves shall be disclosed to the shareholders receiving the same, such payment of dividends to be performed according to the provisions of § 35-14-640 of the Montana Business Corporation Act.

(d) The Board may, from time to time, distribute to its shareholders out of any capital surplus of the Corporation a portion of its assets, in cash or property.

SIXTH:           The address of the current registered office of the Corporation is 49 Steamboat Way, Thompson Falls, Montana 59873; and the name of its current registered agent at such address is John Gustavsen.

SEVENTH:     The authorized number of directors of the Corporation may range between three (3) and seven (7); and the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board or the shareholders.

EIGHTH:          The name and address of each incorporator is:

Name	Address
Margaret Ann Sutton	192 Le Banke, Salt Lake City, Utah
Alexis Turner	1782 Downington Ave., Salt Lake City, Utah
Pauline Moss	24301½ Lambourne, Salt Lake City, Utah

These Second Restated Articles of Incorporation are dated December ___, 2020.

Russell C. Lawrence, President

CERTIFICATE

The undersigned, President of United States Antimony Corporation, hereby certifies that the foregoing Second Restated Articles of Incorporation of United States Antimony Corporation:

(i)
restate in their entirety the Restated Articles of Incorporation of United States Antimony Corporation initially filed on January 14, 1970, and as thereafter amended on March 28, 1984, January 13, 1986, November 3, 2000, December 19, 2003, September 24, 2008, and December 27, 2011;

(ii)
have been duly authorized and adopted by the Board pursuant to § 35-14-1003 of the Montana Business Corporation Act; and

(iii)
have been duly approved by the shareholders in the manner required by § 35-14-1003 of the Montana Business Corporation Act and by the articles of incorporation.

Russell C. Lawrence, President

UNITED STATES ANTIMONY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – THURSDAY, DECEMBER 31, 2020 AT 10:00 AM MOUNTAIN TIME
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints John Gustavsen with full powers of substitution to act as attorney and proxy for the undersigned, to vote all shares of common stock of United States Antimony Corporation (“USAC”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held via teleconference on December 31, 2020, at 10:00 a.m., mountain time, and at any and all adjournments thereof, as indicated.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/UAMY
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF UNITED STATES ANTIMONY CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		FOR	WITHHOLD
The election of directors of the nominees listed below:
	Harmut W. Baitis	☐	☐
	Russel C. Lawrence	☐	☐		CONTROL ID:
	Jeffrey D. Wright	☐	☐		REQUEST ID:
	Craig W. Thomas	☐	☐
	Blaise Aguirre	☐	☐
Note: shareholders have the discretionary authority to cumulate votes unless a different distribution of votes is indicated by marking after the nominee’s name.

Proposal 2		FOR	AGAINST	ABSTAIN
	The ratification of the selection of DeCoria, Maichel & Teague, P.S. as the independent auditor for the years ending December 31, 2019 and 2020.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	The adoption of the Second Amended and Restated Articles of Incorporation of the Company.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
If any other business is presented at the annual meeting, the proxies will vote your shares in accordance with the directors’ recommendations.  At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.  This proxy card also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and on matters incident to the conduct of the annual meeting.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2020

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)